As filed with the Securities and Exchange Commission on March 10, 2010.

Registration No. 333-156118

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AKTIEBOLAGET SVENSK EXPORTKREDIT

(Exact name of Registrant as specified in its charter)

SWEDISH EXPORT CREDIT CORPORATION

(Translation of Registrant’s name into English)

Sweden	None
(Jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

Västra Trädgårdsgatan 11B

SE-10327 Stockholm

Sweden

Tel. No.:  +46-8-613-8300

(Address and telephone number of Registrant’s principal executive offices)

David Dangoor

Honorary Consulate General of Sweden

455 Park Avenue, 21st Floor

New York, New York 10022

Tel. No.: +1-212-888-3000

(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Michael J. Volkovitsch, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective upon filing hereof with the Commission.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

                If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt securities	—(1)(2)	—(2)	—(2)	—(2)
Index Warrants	—(1)(2)	—(2)	—(2)	—(2)
(1)	Unspecified.
(2)	The Registrant elects to rely on Rule 456(b) and Rule 457(r) under the Securities Act.

EXPLANATORY NOTE

The purposes of this Amendment No. 1 are to (i) File Exhibit 4(f) hereto, a supplement to SEK’s indenture for debt securities; and (ii) reflect a change in the identity of SEK’s authorized representative in the United States. The new representative is also SEK’s agent for service of process in the United States, pursuant to the aforementioned indenture supplement. The name, address and telephone number of the authorized representative and agent for service of process are listed on the cover page hereof. This Amendment No. 1 shall not effect any change to the prospectus and prospectus supplement, each dated December 15, 2008, included in this registration statement.

Item 8: Indemnification of Directors and Officers

The Registrant has agreed to indemnify and hold harmless the directors and officers of the Registrant from and against costs, losses, claims, damages and liabilities under the Securities Act of 1933 arising out of any offering of securities registered by the registration statement.

Item 9: Exhibits

1*	Agency Agreement, dated December 15 2008, which constitutes the Underwriting Agreement for Registered Debt Securities and index warrants.

4(a)

Indenture, dated as of August 15, 1991, between the Company and the First National Bank of Chicago, as Trustee, relating to the Debt Securities (filed as Exhibit 4(a) to the Registrant’s Report of Foreign Issuer on Form 6-K (File No. 001-08382) dated September 30, 1991 and incorporated herein by reference).

4(b)

First Supplemental Indenture, dated as of June 2, 2004, relating to the Debt Securities (filed as Exhibit 4(b) to the Registrant’s Registration Statement on Form F-3 (File No. 333-131369) dated January 30, 2006 and incorporated herein by reference).

4(c)

Second Supplemental Indenture, dated as of January 30, 2006, relating to the Debt Securities (filed as Exhibit 4(c) to the Registrant’s Registration Statement on Form F-3 (File No. 333-131369) dated January 30, 2006 and incorporated herein by reference).

4(d)

Third Supplemental Indenture, dated as of October 23, 2008, relating to the Debt Securities (filed as Exhibit 4 to the Registrant’s Report on Form 6-K dated October 23, 2008 and incorporated herein by reference).

4(e)*	Form of Warrant Agreement for Index Warrants, with Form of Index Warrant Certificate attached thereto.

4(f)	Fourth Supplemental Indenture, dated as of March 8, 2010, relating to the Debt Securities.

5(a)*	Opinion of Advokatfirman Vinge KB, Swedish counsel to the Registrant.

5(b)*	Opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel to the underwriters or agents.

12(a)

Calculation of Ratios of Earnings to Fixed Charges for SEK excluding the S-system on the Basis of Swedish Accounting Principles (filed as Exhibit 7.2 to the Registrant’s annual report on Form 20-F for the year ended December 31, 2006, filed with the Commission on April 2, 2007, and incorporated herein by reference).

12(b)

Calculation of Ratios of Earnings to Fixed Charges for SEK excluding the S-system on the Basis of U.S. Accounting Principles (filed as Exhibit 7.1 to the Registrant’s annual report on Form 20-F for the year ended December 31, 2006, filed with the Commission on April 2, 2007, and incorporated herein by reference).

12(c)

Calculation of Ratios of Earnings to Fixed Charges for SEK excluding the S-system on the Basis of IFRS (filed as Exhibit 7.1 to the Registrant’s annual report on Form 20-F for the year ended December 31, 2007, filed with the Commission on April 1, 2008, and incorporated herein by reference).

12(d)*	Calculation of Ratio of Earnings to Fixed Charges for SEK, excluding the S-system, on the Basis of IFRS for the nine months ended September 30, 2008.

23(a)	Consent of Advokatfirman Vinge KB (included in opinion filed as Exhibit 5(a)).

23(b)	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in opinion filed as Exhibit 5(b)).

23(c)*	Consent of KPMG AB.

25*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A.

* Previously filed

Item 10: Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii)                    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)                 To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

(A)  Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)  Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A.  of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)     That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)                        Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii)                     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)                  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)                 Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Exchange Act of 1934, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stockholm, Sweden on March 10, 2010.

Aktiebolaget Svensk Exportkredit (publ)
(Swedish Export Credit Corporation)

By:	/s/ PETER YNGWE
Peter Yngwe
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities indicated on December 15 2008.

Signature	Title

*	Chairman of the Board and Director
Ulf Berg

*	Director
Karin Apelman

*	Director
Helena Levander

*	Director
Jan Roxendal

*	Director
Risto Silander

*	Director
Bo Netz

/s/ Peter Yngwe	President (principal executive officer)
Peter Yngwe

/s/ Per Åkerlind	Chief Financial Officer (principal financial officer)
Per Åkerlind

/s/ Anna-Lena Söderlund	Chief Accounting Officer (principal accounting officer)
Anna-Lena Söderlund

*By:	/s/ Per Åkerlind
Per Åkerlind
as attorney-in-fact

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative of Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation) in the United States, has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereto duly authorized, in The City of New York on this 10 day of March 2010.

By:	/s/ David Dangoor
Mr. David Dangoor
Honorary Consul of the Kingdom of Sweden in the City of New York

Exhibit Index

1*	Agency Agreement, dated December 15 2008, which constitutes the Underwriting Agreement for Registered Debt Securities and Index Warrants.

4(a)

Indenture, dated as of August 15, 1991, between the Company and the First National Bank of Chicago, as Trustee, relating to the Debt Securities (filed as Exhibit 4(a) to the Registrant’s Report of Foreign Issuer on Form 6-K (File No. 001-08382) dated September 30, 1991 and incorporated herein by reference).

4(b)

First Supplemental Indenture, dated as of June 2, 2004, relating to the Debt Securities (filed as Exhibit 4(b) to the Registrant’s Registration Statement on Form F-3 (File No. 333-131369) dated January 30, 2006 and incorporated herein by reference).

4(c)

Second Supplemental Indenture, dated as of January 30, 2006, relating to the Debt Securities (filed as Exhibit 4(c) to the Registrant’s Registration Statement on Form F-3 (File No. 333-131369) dated January 30, 2006 and incorporated herein by reference).

4(d)

Third Supplemental Indenture, dated as of October 23, 2008, relating to the Debt Securities (filed as Exhibit 4 to the Registrant’s Report on Form 6-K dated October 23, 2008 and incorporated herein by reference).

4(e)*	Form of Warrant Agreement for Index Warrants, with Form of Index Warrant Certificate attached thereto.

4(f)	Fourth Supplemental Indenture, dated as of March 8, 2010, relating to the Debt Securities.

5(a)*	Opinion of Advokatfirman Vinge KB, Swedish counsel to the Registrant.

5(b)*	Opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel to the underwriters or agents.

12(a)

Calculation of Ratios of Earnings to Fixed Charges for SEK excluding the S-system on the Basis of Swedish Accounting Principles (filed as Exhibit 7.2 to the Registrant’s annual report on Form 20-F for the year ended December 31, 2006, filed with the Commission on April 2, 2007, and incorporated herein by reference).

12(b)

Calculation of Ratios of Earnings to Fixed Charges for SEK excluding the S-system on the Basis of U.S. Accounting Principles (filed as Exhibit 7.1 to the Registrant’s annual report on Form 20-F for the year ended December 31, 2006, filed with the Commission on April 2, 2007, and incorporated herein by reference).

12(c)

Calculation of Ratios of Earnings to Fixed Charges for SEK excluding the S-system on the Basis of IFRS (filed as Exhibit 7.1 to the Registrant’s annual report on Form 20-F for the year ended December 31, 2007, filed with the Commission on April 1, 2008, and incorporated herein by reference).

12(d)*	Calculation of Ratio of Earnings to Fixed Charges for SEK, excluding the S-system, on the Basis of IFRS for the nine months ended September 30, 2008.

23(a)	Consent of Advokatfirman Vinge KB (included in opinion filed as Exhibit 5(a)).

23(b)	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in opinion filed as Exhibit 5(b)).

23(c)*	Consent of KPMG AB.

25*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A.

* Previously filed